Supplemental information provided by Allegiant Travel Company showing, for the most recent eight financial quarters:

1)	Reclassification within operating revenue and new presentation of ancillary revenue with subcategories of air-related charges and third-party products.

2)	Certain financial measures and statistics that the Company recently started including in its financial reporting for those quarters.

Thousands, except percents, prices and room nights	1Q08	2Q08	3Q08	4Q08	FY2008	1Q09	2Q09	3Q09	4Q09	FY2009
Scheduled service revenue	$91,736	$87,643	$73,796	$77,794	$330,969	$90,196	$89,711	$81,075	$85,240	$346,222
Ancillary revenue:
Air-related charges	22,149	23,559	23,666	26,116	$95,490	36,501	39,046	35,082	32,372	$143,001
Third party products	4,984	5,554	3,930	4,638	$19,106	4,755	5,383	5,091	4,486	19,715

Total ancillary revenue	27,133	29,113	27,596	30,754	114,596	41,256	44,429	40,173	36,858	162,716
Fixed-fee contract revenue	14,257	12,572	14,228	11,442	$52,499	10,106	9,485	11,274	12,297	$43,162
Other revenue	14	2,230	1,266	2,438	$5,948	561	4,362	583	334	$5,840

Total operating revenue	$133,140	$131,558	$116,886	$122,428	$504,012	$142,119	$147,987	$133,105	$134,729	$557,940
Gross ancillary revenue — third party products	$19,679	$21,159	$15,013	$17,131	$72,982	$17,817	$20,193	$18,700	$16,478	$73,188
Cost of goods sold	($13,516)	($14,516)	($10,389)	($11,722)	($50,143)	($12,067)	($13,905)	($12,793)	($11,249)	($50,014)
Transaction costs (a)	($1,179)	($1,089)	($694)	($771)	($3,733)	($995)	($905)	($816)	($743)	($3,459)

Ancillary revenue — third party products	$4,984	$5,554	$3,930	$4,638	$19,106	$4,755	$5,383	$5,091	$4,486	$19,715
Ancillary revenue third party product as percent of gross	25.3%	26.2%	26.2%	27.1%	26.2%	26.7%	26.7%	27.2%	27.2%	26.9%
Scheduled Service
Gallons	19,124	17,711	13,629	15,826	66,291	20,395	22,717	20,442	19,493	83,047
Price per gallon	$3.04	$3.83	$3.88	$2.18	$3.22	$1.57	$1.78	$2.05	$2.22	$1.90

(a) Transaction costs include credit card fees and travel agent commissions